Exhibit 10.18

LYNWOOD TOPCO, L.P.

FORM OF CLASS B UNIT AWARD AGREEMENT

This Partnership Interest Award Agreement (this “Agreement”) is made effective as of [•] (the “Date of Grant”), by and between Lynwood TopCo, L.P., a Delaware limited partnership (the “Partnership”), and [•] (the “Participant”). Certain capitalized terms used in this Agreement are defined in Section 7 hereof; capitalized terms not defined in this Agreement shall have the meanings set forth in the LP Agreement (as defined below).

RECITALS

WHEREAS, the Partners of the Partnership have entered into the Amended and Restated Agreement of Limited Partnership, dated as of May 14, 2020 (as the same may be further amended, restated, modified or otherwise supplemented from time to time, the “LP Agreement”), which is incorporated herein by reference and made a part of this Agreement;

WHEREAS, the Participant is an employee, officer, consultant, board member or other person rendering or otherwise providing services to, or for the benefit of, the Partnership, including for the benefit of the Partnership by provision of services to its Subsidiaries (“Service”); and

WHEREAS, the Board has determined that it would be in the best interest of the Partnership to make the award of Class B Units of the Partnership provided for herein to the Participant pursuant to, and in accordance with, the LP Agreement and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Award of Interests. The Partnership hereby grants to the Participant [•] Class B Units (the “Interests”), on the terms and conditions hereinafter set forth. [•] percent ([•]%) of the Interests shall vest based upon the passage of time (the “Time Interests”), and [•] percent ([•]%) of the Interests shall vest based upon the achievement of performance goals specified herein (the “Performance Interests”), in each case, in accordance with Section 3.

2. Hurdle Amount. The Hurdle Amount per Interest shall be $1.00 and shall be subject to adjustment in accordance with the terms of the LP Agreement.

3. Vesting and Forfeiture.

(a) Time Interests. Subject to the Participant’s continued Service through each applicable vesting date (except as otherwise expressly provided herein), [•].

(b) Performance Interests. The Performance Interests shall vest [•].

4. Distributions. Distributions in respect of he Interests shall b e made to the Participant in accordance with the provisions of the LP Agreement.

5. Repurchase Election. The Interests will be subject to the repurchase provisions set forth in Article X of the LP Agreement; provided, that, [•].

6. Restrictive Covenants. In consideration of the Partnership’s grant of the Interests to the Participant, the Participant shall be subject to the provisions of this Section 6. The Participant hereby acknowledges and agrees that the grant of the Interests is good and valuable consideration and is sufficient to bind the Participant to the provisions set forth in this Section 6.

(a) Non-Competition. During the Participant’s Service and until the [•] ([•])- month anniversary of the date on which the Participant’s Service ceases for any or no reason (the “Restriction Period”), the Participant shall not directly or indirectly (through another person or entity) own, acquire or control any interest, financial or otherwise, in, and/or otherwise manage, operate, control or participate in the ownership, management, operation or control of, loan or otherwise provide financing or financial assistance of any kind to, be employed by or otherwise provide services to, or otherwise engage in, any Restricted Business throughout the Restricted Territory, in each case, for pay or not for pay; provided, however, that the Participant shall be entitled to own not more than two percent (2%) of the issued and outstanding equity securities of any class of securities of any entity that engages in a Restricted Business so long as the Participant does not have any active participation in the business of such entity. For the avoidance of doubt, the Participant may provide services to an entity which engages in a Restricted Business through a division, unit, subsidiary or Affiliate so long as the Participant does not provide services, directly or indirectly (through another person or entity), to such division, unit, subsidiary or Affiliate; and further, if the Participant is terminated as the result of a “layoff’ within the meaning of 2019 Wash. Legis. Serv. Ch. 299 (S.H.B. 1450), the Partnership will (i) pay to the Participant severance (or additional severance, to the extent that the Participant is entitled to severance pursuant to another agreement or arrangement with the Partnership or any of its Affiliates), to the extent required by applicable law to enforce the post-termination noncompetition covenants set forth in this Section 6(a), or (ii) waive all or part of the post termination non-competition covenants set forth in this Section 6(a), with such waiver in the sole discretion of the Partnership.

(b) Covenant Not to Solicit Customers. The Participant covenants and agrees that, during the Restriction Period, the Participant shall not, directly or indirectly, (i) solicit or encourage any customer of the Partnership or any of its Affiliates to terminate or diminish such customer’s relationship with them; or (ii) seek to persuade any customer or prospective customer of the Partnership or any of its Affiliates to conduct with any other Person any business or activity which such customer or prospective customer conducts or could conduct with the Partnership or any of its Affiliates; provided, that, these restrictions shall apply (A) only with respect to any Person who is or has been a customer of the Partnership or any of its Affiliates at any time within the immediately preceding [•] ([•])-year period or whose business has been solicited on behalf of the Partnership or any of the Affiliates by any of their officers, employees or agents within said [•] ([•])-year period, other than by form letter, blanket mailing or published advertisement, and (B) only if the Participant has performed work for such Person during the Participant’s Service or been introduced to, or otherwise had contact with, such Person as a result of the Participant’s Service or other associations with the Partnership or one of its Affiliates or has had access to Confidential Information which would assist in the Participant’s solicitation of such Person.

(c) Covenant Not to Solicit or Hire. The Participant covenants and agrees that, during the Restriction Period, the Participant shall not, directly or indirectly, (i) solicit, recruit, induce or encourage any employee, clinician, independent contractor or service provider of the Partnership or any of its Subsidiaries (each such entity, a “Partnership Entity” and all such employees, clinicians, independent contractors and service providers, the “Restricted Persons”) to leave the employ of or cease providing services to any Partnership Entity, (ii) hire, employ, recruit or otherwise engage any Restricted Person, provided, that, absent a violation of clause (i) above, the Participant may undertake the actions in this clause (ii) with respect to third party service providers who are not clinicians and who Po not provide services primarily to a Partnership Entity or (iii) take any other action that is intended to induce or encourage, or has the direct and intended effect of inducing or encouraging any Restricted Person to terminate his or her employment with, or cease providing services to, any Partnership Entity; provided, that, the foregoing shall not prohibit any Person from (x) making general employment solicitations such as through advertisements in publicly available media so long as such advertisements are not specifically targeted at any Restricted Person and no Restricted Person is hired as a result thereof (other than pursuant to the proviso in clause (ii) above) or (y) providing a reference unrelated to any solicitation or hiring otherwise prohibited by this Section 6(c).

(d) Confidentiality.

(i) The Participant shall not, at any time, including following the termination of the Participant’s Service, directly or indirectly (through another person or entity), disclose (except as permitted by this Agreement or in the normal course of providing services to a Partnership Entity or as otherwise permitted by the board of directors of a Partnership Entity) to any Person the Confidential Information; provided, that, in the event that the Participant is requested or required by applicable law or stock exchange rule (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, court order, civil investigative demand or similar process or otherwise) to disclose any Confidential Information, the Participant shall notify (unless prohibited by law) the Partnership promptly of such request or requirement so that the Partnership may seek, at its own expense, an appropriate protective order or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Participant, on the advice of outside legal counsel (which may be in-house counsel), is required to disclose any Confidential Information, the Participant may disclose such Confidential Information without liability hereunder; provided, however, that the Participant shall use the Participant’s commercially reasonable efforts (at the Partnership’s expense) to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information by the Participant. The Participant may also disclose Confidential Information pursuant to any employment or compensation-related agreement (including the limited partnership agreement (or similar governing document) of any holding vehicle formed to facilitate any Sponsor Investor’s, the Participant’s and/or any other Person’s post-Closing investments in the Partnership or its Affiliates) of the Participant.

(ii) Nothing in this Agreement shall prohibit or restrict the Partnership, the Partnership’s Affiliates, the Participant or their respective attorneys from: (A) making any disclosure of relevant and necessary information or documents in any action, investigation or proceeding or as required by applicable law or legal process (subject to Section 6(d)(i) above), including with respect to possible violations of law; (B) participating, cooperating or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization and/or pursuant to the Sarbanes-Oxley Act; or (C) accepting any U.S. Securities and Exchange Commission awards. On addition, nothing in this Agreement prohibits or restricts the Partnership, the Partnership’s Affiliates or the Participant from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

(iii) Pursuant to 18 U.S.C. Section 1833(b), the Participant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Partnership or its Affiliates that (A) is made (x) in confidence to a Federal, State, or local government official, either directly or indirectly, or to the Participant’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Partnership for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, if the Participant files any document containing the trade secret under seal and does not disclose the trade secret except under court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. Section 1833(b) or create liability for et

(e) Assignment of Inventions. The Participant shall promptly and fully disclose all Inventions, as defined below, to the Partnership. The Participant hereby assigns and agrees to assign to the Partnership (or as otherwise directed by the Partnership) the Participant’s full right, title and interest in and to all Inventions. The Participant agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including, without limitation, the execution and delivery of instruments of further assurance or confirmation) requested by the Partnership to assign the Inventions to the Partnership (or as otherwise directed by the Partnership) and to permit the Partnership to enforce any patents, copyrights or other proprietary rights to the Inventions. The Participant will not charge the Partnership for time spent in complying with these obligations. All copyrightable works that the Participant creates shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Partnership.

(f) Return of Partnership Property. Within ten (10) days following the date of any termination of the Participant’s Service, or upon the Partnership’s earlier request, the Participant, or the Participant’s personal representative, shall return all property of the Partnership and its Subsidiaries and/or Affiliates in the Participant’s possession, including, but not limited to, all computer equipment (hardware and software), telephones, tablet computers and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies of any documentation or information (however stored) relating to the business of the Partnership and its Subsidiaries and/or Affiliates or their respective current or prospective customers or clients. Anything to the contrary notwithstanding, the Participant shall be entitled to retain (i) personal papers and other materials of a personal nature, provided that such papers or materials do not include Confidential Information; (ii) information showing the Participant’s compensation or relating to reimbursement of the Participant’s business expenses; and (iii) copies of plans, programs and agreements relating to Participant’s Service, or termination thereof, with the Partnership or its Subsidiaries or Affiliates which the Participant received in Participant’s capacity as a Participant therein.

(g) Non-Disparagement. During the Participant’s Service and at any time after termination thereof, the Participant shall not, directly or indirectly (through another person or entity), make any statement, written or oral, that would disparage or criticize the business or reputation of any Partnership Entity or any such Partnership Entity’s officers, managers, directors or employees; provided, however, that nothing in this Section 6(g) shall prevent the Participant from (i) giving truthful testimony obtained through subpoena or court order, (ii) giving any truthful information provided pursuant to investigation by any governmental authority, (iii) giving any truthful information provided pursuant to any claim by a party to the LP Agreement or this Agreement or any employment or compensation-related agreement (inciting the limited partnership agreement (or similar governing document) of any holding vehicle formed to facilitate any Sponsor Investor’s, the Participant’s and any other Person’s post-Closing investments in the Partnership

Entities) of the Participant, (iv) correcting inaccurate statements made about, as applicable, the Participant or the Partnership Entity or (via making statements in the normal course of providing services to a Partnership Entity (including performance reviews by, as applicable, the Participant or a Partnership Entity).

(h) Tolling. Notwithstanding any other provision to the contrary herein, the Restriction Period shall be tolled (and the applicable period extended) during the pendency of any action seeking to enforce or determine the enforceability of the covenants contained in this Agreement if it is ultimately determined that the Participant was in breach of such covenants during the pendency of such action or if any temporary restraining order, injunction, judgment or settlement is entered against or agreed to by the Participant by reason of such alleged violations during the pendency of such actions.

(i) Forfeiture. All of the Participant’s Interests (whether vested or unvested) shall be forfeited immediately without consideration in the event of the Participant’s material breach of this Section 6 or any of the Participant’s other restrictive covenant obligations to the Partnership or any of its Subsidiaries (including at any time following the Participant’s termination of Service); provided, that, no forfeiture shall occur under this Section 6(i) unless the Partnership or relevant Subsidiary provides the Participant with written notice of the material breach and, to the extent such material breach is susceptible of cure, thirty (30) days in which to cure the same.

(j) Survival. For the avoidance of doubt, this Section 6 shall survive any termination of the Participant’s Service.

(k) Remedies.

(i) The Participant expressly acknowledges and agrees that (A) each of the restrictions contained in this Agreement is reasonable in all respects (including with respect to subject matter and time period) and such restrictions are necessary to protect the business of the Partnership and each of its Subsidiaries (including the goodwill inherent therein); (B) the transactions contemplated by this Agreement constitute good, valid and binding consideration for the Participant’s obligations, covenants and agreements contained in this Agreement; and (C) the Partnership would not have entered into this Agreement or any of the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

(ii) The parties acknowledge and agree that the amount of actual damages suffered by the Partnership and its Subsidiaries in the event of an actual or threatened breach of this Agreement by the Participant would be difficult or impossible to accurately calculate, and there will be irreparable damages to the Partnership and its Subsidiaries in the event of such an actual or threatened breach. Consequently, the parties agree that in addition to any other remedy or relief to which the Partnership and its Subsidiaries may be entitled, in the event of the Participant’s breach or threatened breach of this Agreement, the Partnership and its Subsidiaries shall be entitled to an injunction and all other forms of equitable relief to prevent breaches of any of the terms or provisions of this Agreement and to enforce specifically the performance by the Participant. The Participant hereby agrees to waive any defense in any suit that the Partnership or any of its Subsidiaries has an adequate remedy at Law and to waive any requirement that the Partnership or any of its Subsidiaries post any bond in connection with obtaining such relief.

(iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and/or to replace any invalid or unenforceable term or provision with s term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The parties hereto intend that the covenants of this Agreement shall be deemed to be a series of separate covenants, one for each county or province of each and every state, commonwealth, territory or jurisdiction of each county or province anywhere in the world and one for each month of the restricted period specified therein.

(iv) Notwithstanding anything to the contrary set forth herein, the parties acknowledge and agree that this Section 6 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 6 will limit the ability of the Partnership and its Subsidiaries to obtain injunctive relief or specific performance in accordance with this Section 6.

7. Certain Defined Terms. For purposes of this Agreement:

(a) “Closing” means May 14, 2020.

(b) “Compensation Committee” means the Compensation Committee of the Board.

(c) “Confidential Information” means (i) any proprietary or confidential matters concerning any Partnership Entity, including the business, products, markets, condition (financial or other), operations, processes, intellectual property, customers, vendors, pricing, results of operations, cash flows, prospects and affairs of any Partnership Entity, and (ii) this Agreement, the LP Agreement and any other agreements contemplated thereby or any information, including the terms, conditions or any other facts, relating to this Agreement, the LP Agreement and any other agreements contemplated thereby or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related thereto; provided that “Confidential Information” shall not include information (A) that is or becomes available to the public or within the industry of a Partnership Entity, other than as a result of disclosure by the Participant in violation of the Participant’s obligations under this Agreement, (B) that becomes available to the Participant on a non-confidential basis from a source other than the Partnership or its Affiliates, provided that such source is not known by the Participant to be bound by a legal, fiduciary or contractual obligation of confidentiality or secrecy with respect to such information, or (C) that is or was independently developed by the Participant without use of or reliance on Confidential Information.

(d) “Inventions” means any and all inventions, formulas, discoveries, developments, designs, innovations, improvements or processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Participant (whether alone or with others, whether or not during normal business hours or on or off Partnership Entity premises) during the Participant’s Service; provided, that, pursuant to the law of the State of Washington, RCW 49.44.140, the Partnership shall have no rights under this Agreement to any invention for which no equipment, supplies, facilities or trade secret information of the Partnership or any of its Affiliates was used and which was developed entirely on the Participant’s own time, unless: (i) the invention relates (A) directly to the business of the Partnership or any of its Affiliates or (B) to the Partnership’s or any of its Affiliates’ actual or demonstrably anticipated research or development; or (ii) the invention results from any work performed by the Participant for the Partnership or any of its Affiliates.

(e) “Restricted Business” means (i) any business that competes with any service or product offering conducted by any Partnership Entity as of the Closing, during the Participant’s Service or as of the termination of the Participant’s Service or (ii) any other business being actively and demonstrably contemplated to be conducted by any Partnership Entity as of the Closing, during the Participant’s Service or as of the termination op the Participant’s Service; provided, that, with respect to application of the non-competition covenant after termination of the Participant’s Service, Restricted Business shall not include any business that a Partnership Entity was actively and demonstrably contemplating during the Participant’s Service, but that no Partnership Entity is conducting, or actively and demonstrable contemplating, as of the termination of the Participant’s Service.

(f) “Restricted Territory” means the United States.

8. Investment Intent; Other Representations of Participant.

(a) Investment Intent. The Participant hereby represents and warrants that the Interests shall be held for investment purposes, and are not being received with a view to distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by the Partnership regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Partnership.

(b) Other Representations. The Participant hereby represents and warrants to the Partnership as follows:

(i) Access to Information. Because of the Participant’s business relationship with the Partnership and with the management of the Partnership and its Subsidiaries and Affiliates, the Participant has had access to all material and relevant information concerning the Partnership and its Subsidiaries and Affiliates, thereby enabling the Participant to make an informed investment decision with respect to the Participant’s receipt of the Interests, and all pertinent data and information requested by the Participant from the Partnership or its respective representatives concerning the business and financial condition of the Partnership and its Subsidiaries and Affiliates, as the case may be, and the terms and conditions of the LP Agreement and this Agreement have been furnished to the Participant. The Participant acknowledges that the Participant has had the opportunity to ask questions of, and receive answers and obtain additional information from, the Partnership and its Subsidiaries and Affiliates and their respective representatives concerning the present and proposed business and financial conditions of the Partnership and its Subsidiaries and Affiliates.

(ii) Financial Sophistication. The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of the acceptance of the Interests.

(iii) Understanding the Investment Risks. The Participant understands

(A) the Interests represent a highly speculative investment, and there can be no assurance as to the success of the Partnership and its Subsidiaries and Affiliates in their business;

(B) the Interests cannot be transferred except in very limited circumstances in accordance with the provisions of the LP Agreement, and at present, no market for the Interests exists, and it is not anticipated that a market for the Interests will develop in the future;

(C) the Interests may be worthless; and

(D) ownership of the Interests may result in taxable income to the Participant without corresponding cash or in-kind distributions.

(iv) Understanding of the Nature of the Interests. The Participant understands and agrees that:

(A) the Interests will not be registered under the Securities Act, or any applicable state securities laws, and they are being granted in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of the Participant contained herein are essential to any claim of exemption by the Partnership under the Securities Act and such state laws;

(B) the Interests are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act;

(C) the Participant may not sell, transfer, assign, pledge or otherwise dispose of or encumber the Interests except as allowed under the provisions of the LP Agreement;

(D) only the Partnership can register Interests under the Securities Act and applicable state securities laws, but it is not anticipated that the Interests will be registered in any event;

(E) the Partnership has not made any representations to the Participant that the Partnership will register the Interests under the Securities Act or any applicable state securities laws, or any representations with respect to compliance with any exemption therefrom;

(F) the Participant is aware of the conditions restricting the sale or transfer of the Interests under the LP Agreement, the Securities Act and applicable state securities laws; and

(G) the Partnership may, from time to time, make stop transfer notations in its transfer record to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

(v) Investment Intent. The Participant acknowledges that:

(A) neither the Participant nor any Person acting on the Participant’s behalf has paid or will pay a commission or other remuneration to any Person in connection with the acceptance of the Interests; and

(B) at the time and as a condition to delivery of documents evidencing the Interests, the Participant will be deemed to have made all the representations and warranties contained in this Section 8 with respect to such Interests and may be required to make other representations concerning investment intent as a condition of the delivery of such Interests by the Partnership.

(vi) All Awards Subject to Written Agreement. The Participant acknowledges that the Participant has not heretofore received from the Partnership, and is not the holder of, any equity-related award (including, without limitation, Interests), other than await!’ any, evidenced by a written agreement between the Partnership and the Participant.

(vii) No Representation as to Value. None of the Partnership, the TPG Investor or any of the Partnership’s or the TPG Investor’s respective Affiliates, officers, employees, agents or representatives (each, a “Related Person”) has made any representation or warranty, express or implied, as to the future performance of the Partnership or the present or future value of the Interests. As a condition to receiving the Interests pursuant to this Agreement, the Participant acknowledges that: (A) all forecasts, projections or illustrations of amounts that might be realized as a result of the Participant’s receipt of the Interests that the Partnership, the TPG Investor or any Related Person shared with the Participant (collectively, “Illustrations”), if any, were purely hypothetical; (B) none of the Partnership, the TPG Investor or any Related Person intended for the Participant to rely upon such Illustrations in the process of making an investment decision; and (C) the Participant has not relied on such Illustrations in the process of making an investment decision.

9. Securities Laws. The Partnership is entering into this Agreement to provide certain compensatory incentives to the Participant and is intended to qualify for an exemption from the registration requirements under the Securities Act and any other applicable state securities laws pursuant to Rule 701 under the Securities Act or any other applicable exemption (the “Exemption”), and this Agreement shall constitute a “plan” for purposes of the Exemption. However, the Partnership makes no representation or warranty that the Exemption applies to the Interests, and in no event shall the Partnership or any of its Affiliates (or any of their respective employees, agents, officers, directors, managers, successors or assigns) be liable to the Participant (other than to effect rescission or similar rights that may arise under applicable securities laws) for any failure to comply with such Exemption. The Partnership may impose any restrictions or terms on any Interests granted hereunder and may require the Participant to make such representations as the Partnership determines in good faith to be necessary to comply with the Exemption.

10. No Reliance on the Partnership or its Representatives. In making the Participant’s investment decision with respect to the receipt of the Interests, the Participant has not relied upon the Partnership, any of its Affiliates, any Related Person, Kirkland & Ellis LLP, counsel to the Partnership, or any representative of any of the foregoing for any advice of any sort, including, but not limited to, tax or securities law advice.

11. Section 83(b) Election. The Interests granted pursuant to this Agreement are intended to be characterized as “profits interests” within the meaning of Revenue Procedures 9327 (1993-2 C.B. 343) and 2001-43 (2001-2 C.B. 191). In the event the Participant is a U.S. taxpayer, as a condition subsequent to the grant of the Interests pursuant to this Agreement, the Participant shall, within thirty (30) days of the Date of Grant, execute and timely file with the United States Internal Revenue Service a protective election under Section 83(b) of the Code in the form of Exhibit A attached hereto (an “83(b) Election”) with respect to the Interests, on a protective basis, and the Participant shall provide the Partnership with a copy of such executed and filed 83(b) Election promptly thereafter. The Participant understands that, under Section 83(b)of the Code, the regulations promulgated thereunder and certain IRS administrative announcements, in the absence of an effective election under Section 83(b) of the Code, the excess of the fair market value of any Interests, on the date on which any forfeiture restrictions applicable to such Interests lapse, over the price paid for such Interests, could be reportable as ordinary income at that lime. For this purpose, the term “forfeiture restrictions” includes the restrictions on transferability and the vesting and repurchase provisions imposed under the LP Agreement and this Agreement. The Participant understands that (a) in making the 83(b) Election, the Participant may be taxed at the time the Interests are received hereunder to the extent the fair market value of the Interests ere e ds the price paid for such Interests; and (b) in order to be effective, the 83(b) Election must be filed with the IRS within thirty (30) days after the Date of Grant. The Participant hereby acknowledges that: (i) the foregoing description of the tax consequences of the 83(b) Election is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (ii) none of the Partnership, any of the Partnership’s Affiliates or any Related Person has provided or is providing the Participant with tax advice regarding the 83(b) Election or any other matter, and the Partnership has urged the Participant to consult the Participant’s own tax advisor with respect to income taxation consequences of receiving, holding and disposing of the Interests; and (iii) neither the Partnership nor any of its Affiliates nor any Related Person has advised the Participant to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to the Participant if the actual fair market value of the Interests on the Date of Grant exceeds the amount specified in the 83(b) Election.

12. Becoming a Partner of the Partnership. As a further condition subsequent to the issuance of the Interests pursuant to this Agreement, to the extent the Participant is not already a party to the LP Agreement, the Participant hereby agrees that, upon execution of this Agreement, the Participant shall automatically become a party to the LP Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LP Agreement as though an original party thereto and shall be deemed and admitted as a Partner (as defined in the LP Agreement) for all purposes thereof and all entitled to all the rights incidental thereto. The Participant further agrees to execute all documentation necessary to effect the foregoing joinder.

13. Interests Subject to the LP Agreement. By entering into this Agreement, the Participant agrees and acknowledges that (a) the Participant has received and read a copy of the LP Agreement; and (b) the Interests are subject to the LP Agreement, the terms and provisions of which are hereby incorporated herein by reference. Except as otherwise explicitly stated in this Agreement, in the event of a conflict between any term or provision contained herein and a term or provision of the LP Agreement, the applicable terms and provisions of the LP Agreement will govern and prevail. All of the Participant’s Interests (whether vested or unvested) shall be forfeited immediately without consideration in the event of the Participant’s breach of the restrictive covenants in the LP Agreement in any material respect; provided, that, no forfeiture shall occur under this Section 13 unless the Partnership provides the Participant with written notice of the breach and, to the extent such breach is susceptible of cure, thirty (30) days in which to cure same.

14. Transferability. Any purported assignment, transfer or grant by the Participant, directly or indirectly, of any Interests in contravention of the LP Agreement shall be entirely null and void.

15. No Right to Continued Employment or Service. Nothing in this Agreement or the LP Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any other continuing relationship with, the Partnership or any of its Subsidiaries or Affiliates or to continue the Participant’s present (or any other) rate of compensation.

16. Data Protection. By accepting the Interests granted under this Agreement, the Participant consents to the collection and processing of personal data relating to the Participant so that the Partnership and its Affiliates can fulfill their obligations and exercise their rights under this Agreement. This data will include, but may not be limited to, data about the Interests granted hereunder and other appropriate financial and other data about the Participant with respect to the grant of the Interests hereunder.

17. Withholding. The Participant may be required to pay to the Partnership, and the Partnership and its Subsidiaries and Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under the Interests or from any other amount owing to the Participant, the amount (in cash, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of the Interests or any payment or transfer under the Interests and to take such other action as may be necessary to satisfy all obligations for the payment of such taxes.

18. No Guarantees Regarding Tax Treatment; No Tax Minimization Obligation. Neither the Partnership nor any of its Affiliates nor any Related Person make any guarantees to the Participant regarding the tax treatment of the Interests granted hereunder. None of the Partnership, any Subsidiaries or Affiliates of the Partnership or any Related Person shall have any duty or obligation to minimize the tax consequences of any Interests granted hereunder, including, without limitation, tax consequences that may result from changes to applicable law, or any liability to any Person with respect to such tax consequences.

19. Governing Law; Forum. This Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of State of Delaware applicable to contracts made and perform e d in such State, without regard to principles of conflicts of laws. The Participant hereby (a) agrees that any suit, action or proceeding brought by or against the Participant in connection with this Agreement shall be brought solely in the courts of the State of Delaware or the United States District Court for the District of Delaware; (b) consents to the jurisdiction and venue of each such court; and (c) agrees to accept service of process by the Partnership or any of its agents in connection with any such proceeding.

20. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each party hereto waives, and covenants that such party hereto will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim or proceeding arising out of this Agreement or the subject matter hereof, in each case, whether now existing or hereafter arising and whether in contract, tort or otherwise. The Partnership or any party may file an original counterpart or a copy of this Section 20 with any court as written evidence of the consent of the parties hereto to the waiver of their rights to trial by jury.

21. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered in accordance with Section 12.9 of the LP Agreement.

22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect.

23. Amendment. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by the Participant and a duly authorized representative of the Partnership.

24. Entire Agreement; Waivers. The LP Agreement and this Agreement and the agreements, documents and instruments to be executed and delivered pursuant hereto or referred to herein are intended to embody the final, complete and exclusive agreement among the parties with respect to the Interests and are intended to supersede all prior agreements, understandings and representations, written or oral, with respect thereto, including, without limitation, that certain “Project Maverick—Management Incentive Term Sheet”. Without limiting the generality of the foregoing, any provision in any agreement effective prior to the Date of Grant that purports to apply in any manner to incentive units, equity-based awards or the like shall not apply to or have any effect on any Interests granted hereunder. Any provision hereof can be waived only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such waiver is sought.

25. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LYNWOOD TOPCO, L.P.

By:
Name:
Title:

PARTICIPANT
Name:	[•]
Date:

EXHIBIT A

PROTECTIVE ELECTION TO INCLUDE PARTNERSHIP INTERESTS

IN GROSS INCOME PURSUANT TO SECTION 83(b) OF

THE UNITED STATES INTERNAL REVENUE CODE

The undersigned (the “Taxpayer”) acquired certain unvested partnership interests (the “Interests”) of Lynwood TopCo, L.P. (the “Partnership”) on [•].

Based on current Treasury Regulation Section 1.721-l(b), Proposed Treasury Regulation Section 1.721 -1 (b)(1) and Revenue Procedures 93-27 and 2001-43, the Taxpayer does not believe that issuance of the Interests to the undersigned is subject to the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that the issuance is so treated, however, the Taxpayer desires to make an election to have the receipt of the Interests taxed under the provisions of Section 83(b) of the Code (“Code Section 83(b)”), at the time the Taxpayer acquired the Interests.

Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgated thereunder, the Taxpayer hereby makes an election, with respect to the Interests, to report as taxable income for calendar year [•] the excess, if any, of the Interests’ fair market value on [•] over the purchase price paid.

The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1. The name, address and social security number of the Taxpayer:

Name:

Address:

Social Security Number:

2. A description of the property with respect to which the election is being made: Class B Units of the Partnership.

3. The date on which the property was transferred to the undersigned: [•]. The taxable year for which such election is made: calendar year [•].

4. The restrictions to which the property is subject: The Interests are subject to time-based and/or performance-based vesting requirements and to the continued rendering of services of the undersigned to the Partnership or one of its subsidiaries. Except as otherwise set forth in the award agreement pursuant to which the Interests were granted to the Taxpayer, upon a termination of the Taxpayer’s employment or service with the Partnership and its subsidiaries, all unvested Interests will be forfeited. The Interests are subject to transfer restrictions.

5. The aggregate fair market value on [•], the time of transfer, of the property with respect to which the election is being made, determined without regard to any lapse restrictions (as defined in Treasury Regulations Section 1.83-3(i)) and in accordance with applicable IRS and other guidance: $0.

6. The aggregate amount paid for such property: $0.

7. The amount to include in gross income: $0.

8. The Taxpayer shall provide a copy of this form to Lynwood TopCo, L.P.

Signature	Date

In order for this election to be valid, it must be filed with the Internal Revenue Service office with which the Taxpayer files his or her federal income tax returns and must be filed no later than thirty (30) days after the date of the transfer of the Interests as set forth in paragraph 3 above. This filing should be made by registered or certified mail, return receipt requested.

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